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                                                                 Exhibit 10.3


                              EMPLOYMENT AGREEMENT


     AGREEMENT dated as of January 1, 1998, between Daniel S. Heflin, residing at 145 West 67th Street, Apartment 41J, New York, New York 10023("Executive") and Clarion Capital, LLC, a New York limited liability company having its principal office at 335 Madison Avenue, New York, New York 10017 (the "Company").


                                    RECITALS


     WHEREAS:

          A. Executive or an entity which Executive controls and in which at least a ninety-nine percent (99%) equity interest is owned by Executive and Clarion Partners, LLC ("Clarion; Clarion and Executive are sometimes referred to herein individually as a "Member", and collectively the "Members") have jointly formed the Company to provide certain fixed income investment management services; and

          B. The Company desires to employ Executive, and Executive desires to be employed by the Company.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

           1.  Employment, Duties and Acceptance.


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     1.1.  The Company hereby employs Executive as its President and Chief
Executive Officer with primary responsibility for the general management of the Company's affairs and its day-to-day operations, in accordance with the Company's Business Plan (as hereinafter defined), as adopted by the Board of Managers of the Company (the "Board") pursuant to its Limited Liability Company Agreement, dated as of January 1, 1998 (the "Operating Agreement"). Without limitation of the generality of the foregoing, Executive's activities and responsibilities shall include:

     (a) No later than sixty (60) days prior to the first day of each fiscal year beginning with January 1, 1998, Executive shall prepare and present to the Board for its approval a five (5)-year Business Plan for the Company, which shall include, but shall not be limited to, information with respect to the investment performance of the Company and the performance of all separately reported client accounts for the prior year and since inception, the investment product(s) which the Company offers or plans to offer, and an operating budget for the Company for the next year, including, without limitation, projected staffing requirements. (Such business plan, once approved by the Board, is referred to herein as the "Business Plan");

     (b) directing the day-to-day operations of the Company in accordance with the Business Plan;

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     (c)  acting as portfolio manager of client accounts, including the Funds listed on Schedule I hereto and such other commercial mortgage backed securities ("CMBS") hedge funds and such other accounts as the Chairman shall approve, and in such capacity, developing and implementing client approved investment strategies for such accounts, subject to approval by the Chairman who shall consult with the Board with respect to any new strategy or material change in strategy;

     (d) supervising the preparation and delivery of investment reports to clients, such reports to reflect investment results computed in accordance with the standards published by the Association for Investment Management and Research, and such other appropriate standards as may be requested by the clients of the Company;

     (e) developing and overseeing relationships with investment banks and other entities and individuals involved in the CMBS and asset backed securities ("ABS") industries;

     (f) supervising and implementing trading strategies on behalf of client accounts;

     (g) establishing and implementing appropriate financial control systems and procedures for the Company and coordinating the preparation of an annual audit to be performed by Coopers & Lybrand LLP or another "Big-5" accounting firm acceptable to the Board;

     (h) arranging for appropriate hedging and warehousing facilities for the Company;

     (i) directing the marketing efforts of the Company, including the preparation of marketing materials and participation in

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     presentations to prospective clients, including foreign and domestic institutions and individuals. In performing the foregoing activities, Executive shall provide such reasonable assistance as is requested by the Chairman of the Board in order to ensure that there is no conflict with the marketing efforts of Clarion;

     (j) ensuring that the Company is in compliance with all federal, state and local laws, rules and regulations to which it is subject, including supervising the preparation of all applicable tax returns by a professional tax preparer, which shall be Coopers & Lybrand LLP or another "Big-5" accounting firm acceptable to the Board;

     (k) directing the activities of the Company's personnel, with complete discretion over resource allocation, hiring and termination of officers and employees, subject to consultation with the Chairman with respect to the hiring of senior executives and compensation levels, subject to compliance with the Business Plan (including staffing requirements) and the annual budget of the Company as approved by the Board;

     (l) providing quarterly written reports to the Board, setting forth new investor capital commitments, investment positions of client accounts, performance of client accounts and other matters pertinent to the profitability of the Company; and

     (m) coordinating the preparation of the Company's annual budgets and quarterly financial statements, including comparisons to the budgets.

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     1.2.  The Company may assign to Executive such other executive and administrative duties for the Company or its subsidiaries or funds established by the Company as may be determined by the Board, provided such duties will be consistent with Executive's position and will not conflict with Executive's primary responsibility for the operation of the Company's business affairs.

     1.3. Executive shall have discretion to make expenditures pursuant to the Company's budget, provided that Executive shall be obligated to obtain prior approval from the Chairman of the Board for any Company expenditures whereby any category of expenses or the aggregate amount of expenditures exceed the respective budgeted amounts by at least ten percent (10%).

     1.4. Executive accepts such employment and shall devote such time, energies and attention as are necessary to the fulfillment of his responsibilities and duties hereunder, which may include overseas and domestic travel as may reasonably be required of him.

     1.5. Executive may participate, directly or indirectly, in any other business activity or possess interests in another business venture which is not competitive with the

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business of the Company or Clarion, provided, however, that (a) such engagement will not cause a breach of Sections 1.4 or 5.4 hereof, (b) such engagement will not interfere with the performance of Executive's duties hereunder, and (c) except for passive investments of personal assets in securities of another entity, which investment does not result in his beneficially owning more than ten percent (10%) of the equity securities of such entity or acquiring a controlling position in such entity. Prior to his participation in such other business activity or business venture, Executive shall first provide the Company the opportunity to participate in such activity or business venture. Executive shall give written notice to Clarion of his intention to engage in any such activity or venture. Such notice shall describe the proposed activity or venture in reasonable detail, including a reasonable estimate of the anticipated capital requirements, income, expense and profits of such activity or venture. Clarion shall have ten (10) business days from the receipt of such notice to request any additional information regarding such proposed activity or venture.
Executive shall promptly respond to any such reasonable requests for additional information concerning such activity or venture. The Company shall advise Executive as to whether or not the Company desires

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to participate in such activity or venture as soon as practicable, but in any event no later than thirty (30) days after the later of (i) the receipt by Clarion of the written notice of Executive's intention to engage in such other business activity or venture and (ii) the receipt by Clarion of all follow-up information, reasonably available to Executive, concerning such activity or venture and requested by Clarion. The decision as to whether or not the Company shall participate in such activity or venture shall be made by the Clarion Designees (as defined in the Operating Agreement) on the Board. In the event the Company declines to participate therein, Executive may proceed independently of the Company in such activity or venture provided that he does not use any of the Company's resources or conduct any such activity or venture at the Company's office. If Executive determines to participate in such activity or venture without the participation of the Company, Clarion shall have the right to initiate the Buy-Sell Option (as set forth in the Operating Agreement), with the option to either buy Executive's or his affiliates Membership Interest or sell its Membership Interest to Executive or his affiliate.

     1.6. Executive shall cooperate with the Company, including taking such medical examinations as the Company

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reasonably shall deem necessary, if the Company shall desire to obtain medical, disability or life insurance with respect to Executive. The premiums for any such policy shall be an expense of the Company.

     2.  Compensation and Expenses.

     2.1. For all Executive's services to be rendered hereunder, the Company agrees to pay, or cause to be paid, to Executive, compensation in the amount of US$175,000 per annum ("Base Salary"). All such compensation shall be paid biweekly or at such other regular intervals, not less frequently than monthly, as the Company may establish from time to time for executive employees of the Company.

     2.2. Executive shall be entitled to such vacation, medical and other benefits as are customarily afforded to all senior executives of Clarion.

     2.3. For the purposes of this Article 2, Executive's salary and benefits for any period less than a full fiscal year shall be prorated for the portion thereof which shall be applicable.

     2.4. The Company shall pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive in the conduct of business for the Company,

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including, but not limited to, expenses incurred on business trips outside the metropolitan New York area.

     3.  Term and Termination.

     3.1. The term of this Agreement shall commence on January 1, 1998 and shall continue until December 31, 2002 ("Expiration Date"), unless sooner terminated as herein provided, PROVIDED, HOWEVER, that unless either party gives written notice to the other party of his or its desire not to renew the term of this Agreement at least one hundred eighty (180) days prior to the initial Expiration Date or any extension thereof, the term shall be automatically extended for consecutive periods of twelve (12) months.

     3.2. If Executive shall die during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall pay to the legal representative of Executive's estate all monies due hereunder and all vested benefits which Executive shall have accrued up to the date of his death, including Base Salary (prorated through the last day of the month during which Executive shall have died).

     3.3. The Company, by notice to Executive, may terminate this Agreement if Executive, as a result of illness or Permanent Disability (as hereinafter defined), shall fail to

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render, for six (6) successive months or for shorter periods aggregating six
(6) months or more in any one year, services of the character contemplated by this Agreement, and if within thirty (30) days after the date on which such notice is given to Executive, he shall not have returned to full-time performance of his duties hereunder. (As used herein, "Permanent Disability" shall mean the inability, by reason of physical or mental reasons, of Executive to substantially fulfill the requirements of his employment on a full-time basis for the period(s) set forth immediately above. The determination of whether Executive is permanently disabled shall be made by a New York State licensed medical doctor selected by, but not affiliated with any Member or any members of the Board. Executive agrees to cooperate with any such doctor and the Board in connection with making such determination.

     Upon such termination, the Company shall pay to Executive all monies due hereunder and Executive shall be entitled to all benefits in effect at the commencement of such illness or Permanent Disability up to the Date of Termination (as set forth in Section 4.2 herein) of this Agreement, including Base Salary.

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     3.4.  The Company, by notice to Executive, may terminate this Agreement and Executive's employment hereunder for proper cause. As used herein, "proper cause" shall mean that Executive has:

     (a) Committed a material breach of any material provision of this Agreement or the Operating Agreement;

     (b) Acted fraudulently or dishonestly in his relations with the Company or any of its Affiliates (as hereinafter defined) or any client of the Company or its affiliates, or knowingly or recklessly breached or caused the breach by the Company of any material agreement between the Company and any of its investment clients; or

     (c) Been convicted by a court or arbitration panel of competent jurisdiction, found liable for or confessed to any act of larceny, embezzlement, conversion or any act involving the misappropriation of funds in the course of his employment.

For purposes of this Section 3.4, no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done by Executive intentionally and otherwise than in good faith and in a manner that Executive reasonably believed was in or not opposed to the best interests of the Company.

     Upon such termination for proper cause, the Company shall pay to Executive all monies due hereunder and other vested benefits which Executive shall have accrued up to the Date of

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Termination (as set forth in Section 4.2 herein) of this Agreement, including
Base Salary, after which the Company shall have no further obligations to Executive under this Agreement.

     3.5. Executive, by notice to the Company, may terminate this Agreement, for any reason. Upon such notice, the Company shall pay Executive all monies due hereunder and other vested benefits which Executive shall have accrued up to, and only up to, the Date of Termination (as set forth in Section 4.2 herein), including Base Salary, after which the Company shall have no further obligations to Executive under this Agreement.

     3.6. In the event Executive or his affiliate shall sell his or its interest in the Company pursuant to the Buy-Sell Option (as set forth in the Operating Agreement), this Agreement shall, unless sooner terminated in accordance with the terms hereof, automatically terminate upon the closing of such sale. Upon such termination, the Company shall pay to Executive all monies due hereunder and other vested benefits, including Base Salary, to which Executive shall be entitled up to the closing of the sale of Executive's or his affiliate's interest in the Company, and thereafter, the Company shall have no further obligations to Executive under this Agreement.

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     4.  Notice of Termination and Date of Termination, Etc.


     4.1. Any purported termination of Executive's employment by the Company or by Executive as set forth in Sections 3.3, 3.4, or 3.5 herein shall be communicated by a written Notice of Termination (as hereinafter defined) to the other party hereto in accordance with Section 7.1 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     4.2. "Date of Termination" shall be the effective date on which Executive shall no longer be employed by the Company, which shall be determined as follows:

          (a) if Executive's employment is terminated for illness or Permanent Disability as set forth in Section 3.3 herein, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of his duties during such thirty (30)-day period);

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          (b)  if Executive's employment is terminated for proper cause as set forth in Section 3.4 herein, the date specified in the Notice of Termination; and

          (c) if Executive elects to terminate his employment hereunder as set forth in Section 3.5 herein, the date specified in the Notice of Termination, which shall be not less than thirty (30) days from the date such Notice of Termination is given, provided, however, upon receipt of such Notice of Termination, the Company shall have the option to terminate Executive's employment hereunder, effective immediately, at any time prior to the expiration of such thirty (30)-day period.

     5.  Protection of Confidential Information; Non-competition.

     5.1.  Executive acknowledges that:

          (a) The nature of the Company's business, including, without limitation, its business strategies and its customer base, is material to its survival and profitability.

          (b) As a result of his employment by the Company, Executive is likely to obtain secret and confidential

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     information concerning the business of the Company and its Affiliates
     (as hereinafter defined), including, without limitation, key business, investment and marketing strategies of the Company or its Affiliates, the identity of customers and their needs and requirements, the nature and extent of contracts with customers, and information relating to various investment products and tools. (As used herein, "Affiliate" shall mean an entity that is, directly or indirectly, controlled by, controlling, or under common control with the Company.)

          (c) The Company and its Affiliates may suffer substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should (i) enter a competitive business or (ii) divulge secret and confidential information relating to the business of the Company heretofore or hereafter acquired by him in the course of his employment with the Company or (iii) maliciously divulge any negative information with respect to the Company or its Affiliates, with the intention of, or which could reasonably be anticipated

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     to have the effect of, damaging the Company's or its Affiliates'
     reputation and good name ("Slanderous Activity").

     (d) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and its Affiliates.

     5.2. Executive agrees that he will not at any time, either during the term of this Agreement or for two (2) years thereafter, (a) divulge to any person, firm or corporation any confidential information obtained or learned by him during the course of his employment with the Company, or prior thereto in the course of forming the Company with Clarion, with regard to the operational, financial, business or other affairs of the Company or its Affiliates, their officers and directors, including, without limitation, trade "know how," secrets, customer lists, business, marketing and investment strategies, operational methods or technical processes, except (i) in the course of performing his duties for the Company hereunder, (ii) with the Company's express written consent, (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder or any breach by Executive of his obligations under the Operating

                                        16

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Agreement, or (iv) where required to be disclosed by court order, subpoena or other government process, or (b) participate in any Slanderous Activity. In the event that Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than forty-eight (48) hours after learning of such subpoena, court order, or other government process, shall notify the Company, by personal delivery or by cablegram, confirmed by mail, and, at the Company's expense, Executive shall: (x) take all steps reasonably requested by the Company at the Company's expense, to defend against the enforcement of such subpoena, court order or other government process and (y) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

     5.3. Upon termination of his employment with the Company, or at any time the Company may so request, Executive will promptly deliver to the Company all memoranda, notes, records, reports, and other documents (and all copies thereof) relating to the business of the Company and its Affiliates and all property associated therewith, which he may then possess or have under his control, except for such documents as shall constitute publicly available information.

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     5.4.  (a)  During the term of his employment with the Company and subject to the provisions of Section 5.4(b) hereof, for a period of two (2) years thereafter, Executive, without the prior written permission of the Company, shall not, directly or indirectly, (i) solicit the business of or provide services to any person or entity which has been a client of the Company or any subsidiary of or fund managed by the Company within the six
(6)-month period prior to his termination of employment, or with whom the Company or any subsidiary of or fund managed by the Company conducted negotiations within the six (6)-month period prior to his termination of employment, with respect to CMBS or other investment products or businesses which are at the time provided or being marketed by the Company or any subsidiary of or fund managed by the Company; (ii) use any of his personal assets to engage in any competitive business except as set forth in the last sentence of this Section 5.4(a); (iii) employ or retain, or have or cause any other person or entity to employ or retain, any person whose annual compensation exceeds US$50,000, other than his personal secretary or assistant, who was employed or retained by the Company or any of its Affiliates while Executive was employed by the Company; or (iv) solicit, interfere with, or endeavor to entice away from the Company or its Affiliates any of

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their customers.  Nothing in this Agreement, however, shall preclude
Executive from investing his personal assets in CMBS, ABS or the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than one percent (1%) of the publicly-traded equity securities of such competitor.

     (b) The Company agrees with Executive that the provisions of Section 5.4(a) hereof will not apply to Executive following a termination of Executive's employment pursuant to Section 3.6 hereof unless, in connection with the sale of Executive's or his affiliate's interest in the Company giving rise to such termination, Executive or his affiliate is entitled to receive from such sale, or otherwise from Clarion as set forth in the last sentence of this Section 5.4(b), at least the Minimum Buyout Amount (as hereinafter defined). The "Minimum Buyout Amount" means an amount equal to US$600,000 for each full year that the Executive has been employed by the Company, commencing with the year beginning January 1, 1997, but not more than US$4,000,000. In the event the sale of Executive's or his affiliate's interest in the Company does not yield such Minimum

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Buyout Amount, Clarion may elect to pay to Executive or his affiliate an amount equal to such shortfall, and upon receipt of such payment, Executive shall abide by the non-compete provisions set forth herein.

     (c) If any court of competent jurisdiction holds the scope of any provision contained in this Section 5.4 to be too broad to permit enforcement thereof, Executive and the Company shall consent to the modification of any such provision to permit enforcement thereof to the maximum extent permitted by law.

     5.5. If Executive commits a breach, of any of the provisions of Sections 5.2, 5.3 or 5.4 hereof, the Company shall have the right and remedy:

          (a) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach may cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company; and

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          (b)  to require Executive to account for and pay over to the
     Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by Executive as the result of any transactions constituting a breach of any of the provisions of Sections 5.2 or 5.4 hereof, and Executive hereby agrees to account for and pay over such Benefits to the Company.

Each of the rights and remedies enumerated in this Section 5.5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

     5.6. If it shall be judicially determined that Executive shall have violated any covenant contained in Section 5.4, the duration of such covenant so violated shall be automatically extended for a period of two (2) years from the date on which Executive permanently ceases such violation.

     5.7. If any provision of Sections 5.2 or 5.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of

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them, and such provision or provisions shall then be applicable in such modified form.

     6.  Arbitration.

     Any dispute, controversy or claim arising out of or relating to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of Sections 5.2 or 5.4, as to which the parties shall have the right to apply for specific performance to any federal or state court sitting in the State of New York having equity jurisdiction, shall be submitted to arbitration in New York City before a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association, which panel shall be composed of one (1) independent, non-affiliated arbitrator selected by each party to the arbitration and a third independent, non-affiliated arbitrator being jointly selected by the other two (2) arbitrators. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if he or it so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrators shall include, but not be limited to, the awarding of injunctive

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relief.  The arbitrators shall include in any award in the prevailing party's favor the amount of his or its reasonable attorneys' fees and expenses and all other reasonable costs and expenses of the arbitration. In the event that the arbitrators do not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrators shall include in any award in favor of the prevailing party the amount of his or its reasonable attorneys' fees and other expenses and such other reasonable costs and expenses of the arbitration as they deem just and equitable under the circumstances. Except as provided above, each party shall bear his or its own attorneys' fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration.


     7.  Miscellaneous Provisions.

     7.1. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier provided that a copy is mailed by registered or certified mail, return receipt requested, postage prepaid, (c) sent by Express Mail, Federal Express or other overnight courier delivery service (receipt requested), (d) sent by telegram or (e) the mailing thereof by

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first-class registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this
Section 7.1. Notices to the Company shall be sent to the attention of Stephen J. Furnary or such other person as may be designated in writing by Clarion. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

     7.2. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver of change is sought to be enforced. The failure of any party to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.

     7.3. All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the laws of the State of New York, without regard to conflicts of law principles.

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     7.4.  Article headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     7.5. This Agreement shall inure to the benefit of and be enforceable and binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive and shall inure to the benefit of and be binding upon Executive and his legal representatives.

     7.6. If any provision in this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way render invalid or unenforceable any other provision of this Agreement.

     7.7. This Agreement may be executed in any number of counterparts, which, taken together, shall constitute one, and only one, instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         DANIEL S. HEFLIN

                                         ----------------------------------



                                         CLARION CAPITAL, LLC


                                         ----------------------------------
                                         By:
                                         Title:

                                   SCHEDULE I

             FUNDS/SEPARATE ACCOUNTS MANAGED BY CLARION CAPITAL, LLC


                            13A Commercial Mortgage Securities, Inc.
                            Clarion Commercial Holdings, Inc.
                            Creston Fund (BVI), L.P.
                            Gramercy Fund (QP), L.L.C.
                            Gramon Fund (BVI), L.P.
                            Hamilton Investors Limited
                            Hammond Fund, LLC
                            Hillcrest Fund (QP), LLC
                            Monroe Investors Limited
                            Monroe Investment Corp.



















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